Exhibit 11

Alston & Bird llp

The Atlantic Building

950 F Street, NW

Washington, DC 20004-1404

202-756-3300

Fax:202-756-3333

www.alston.com

David J. Baum	Direct Dial: 202-239-3346	E-mail: david.baum@alston.com

July 11, 2023

Northern Lights Fund Trust II

225 Pictoria Drive, Suite 459

Cincinnati, OH 45246

Re:	Opinion of Counsel regarding Legality of Shares to be Issued

This opinion is being furnished in connection with Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 being filed today by Northern Lights Fund Trust II (the “Trust”), a Delaware business trust, under the Securities Act of 1933, as amended (the “Act”), relating to the proposed acquisition by the Hodges Fund, Hodges Small Cap Fund, Hodges Small Intrinsic Value Fund and Hodges Blue Chip Equity Income Fund, each a series of the Trust (each an “Acquiring Fund” and, collectively, the “Acquiring Funds”), of all the assets and liabilities of the Hodges Fund, Hodges Small Cap Fund, Hodges Small Intrinsic Value Fund and Hodges Blue Chip Equity Income Fund, respectively, each a series of the Walthausen Funds (each a “Target Fund” and collectively, the “Target Funds”)), and the issuance of shares of beneficial interest of the Acquiring Funds in connection therewith (the “Shares”), all in accordance with the terms of the proposed Agreement and Plan of Reorganization, by and among the Trust, on behalf of each of the Acquiring Funds, Professionally Managed Portfolios, on behalf of each of the Target Funds, and Hodges Capital Management, Inc. (the “Plan”), in substantially the form included as Appendix A to the Prospectus/Proxy Statement that is part of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14.

You have requested our opinion as to the matters set forth below in connection with the filing of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 . In connection with rendering that opinion, we have examined the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14, the Trust’s Agreement and Declaration of Trust, Bylaws and any amendments thereto, the actions of the Trustees of the Trust that authorize the approval of the foregoing documents, securities matters and the issuance of the shares, and such other documents as we, in our professional opinion, have deemed necessary or appropriate as a basis for the opinion set forth below. In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the above-described documents.

Atlanta ● Brussels ● Charlotte ● Dallas ● Los Angeles ● New York ● Research Triangle ● Silicon Valley ● Ventura County ● Washington, D.C.

We have assumed, for the purposes of this opinion, that, prior to the date of the issuance of the shares, the Plan will have been duly executed and delivered by each party thereto and will constitute a legal, valid, and binding obligation of the Trust, on behalf of each of the Acquiring Funds.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the Delaware Statutory Trust Act. We express no opinion with respect to any other laws.

Based upon the foregoing, and assuming the approval by shareholders of the Target Fund, it is our opinion that:

1.	The Shares of each of the Acquiring Funds to be issued pursuant to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 have been duly authorized for issuance by the Trust.

2.	When issued and paid for upon the terms provided in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14, subject to compliance with the 1933 Act, the Investment Company Act of 1940, as amended, and all other laws relating to the sale of securities, the Shares of each of the Acquiring Funds to be issued pursuant to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 will be validly issued, fully paid and non-assessable.

This opinion is rendered solely for your use in connection with the filing of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14. We hereby consent to the filing of this opinion with the SEC in connection with Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 and to the use of our name in the Proxy Statement/Prospectus constituting a part thereof. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Sincerely,

ALSTON & BIRD LLP

By:	/s/ David J. Baum
A Partner